Exhibit 99.1
                                                                   ------------



                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Corvigo, Inc.:

      We have audited the accompanying balance sheets of Corvigo, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2003 and for the period from inception (September 4, 2002) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corvigo, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the year ended December 31, 2003 and for the period from inception (September 4, 2002) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                                             /s/ KPMG LLP

Mountain View, California
April 23, 2004


                                  CORVIGO INC.
                                 BALANCE SHEETS
                (in thousands, except par value and share data)

                                                                                 December 31,
                                                                                 ------------
                                                                              2003          2002
                                                                              ----          ----
                                                ASSETS
                                                ------
Current assets:

Cash                                                                         $ 3,761        $   25
Accounts receivable                                                              121            13
Inventory                                                                        226             8
Other current assets                                                              91             3
                                                                           ----------     ----------
Total current assets                                                           4,199            49
Property and equipment, net                                                      182            --
Other assets                                                                     227            --
                                                                           ----------     ----------
Total assets                                                                 $ 4,608        $   49
                                                                           ==========     ==========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
                                 ------------------------------------
Current liabilities:
Accounts payable                                                              $  269        $   47
Accrued liabilities                                                              151             4
Deferred revenue                                                               1,076            45
                                                                           ----------     ----------
Total liabilities, all current                                                 1,496            96
                                                                           ----------     ----------
Stockholders' equity:
Preferred stock, $0.001 par value; 12,000,000 shares authorized,
   10,902,770 and 0 shares issued and outstanding as of
   December 31, 2003 and 2002, respectively.
   Aggregate liquidation preference of $5,425 as of December 31, 2003             11           --
Common stock, $0.0001 par value; 27,000,000 shares authorized,
   10,697,500 and 9,600,000 shares issued
   and outstanding as of December 31, 2003 and 2002, respectively                  1             1
Subscription receivable                                                           (1)           (1)
Additional paid-in capital                                                     5,152           --
Accumulated deficit                                                           (2,051)          (47)
                                                                           ----------     ----------
Total stockholders' equity
                                                                               3,112           (47)
                                                                           ----------     ----------
Total liabilities and stockholders' equity                                 $   4,608        $  49
                                                                           ==========     ==========


                           See accompanying notes to financial statements.



                                      CORVIGO INC.
                                STATEMENTS OF OPERATIONS
                         (in thousands, except per share data)

                                                                              Period from Inception
                                                             Year ended       (September 4, 2001) to
                                                         December 31, 2003     December 31, 2002
                                                       --------------------   ----------------------
Revenue                                                      $      495              $      7
Cost of revenue                                                     251                    14
                                                       --------------------   ----------------------
                  Gross profit                                      244                    (7)
Operating expenses:
         Research and development                                   727                     6
         Sales and marketing                                      1,293                    13
         General and administrative                                 247                    21
                                                       --------------------   ----------------------
                  Total operating expenses                        2,267                    40
                                                       --------------------   ----------------------
                  Operating loss                                (2,023)                   (47)
         Interest income                                            19                     --
                                                       --------------------   ----------------------
Net loss                                                     $  (2,004)              $    (47)
                                                       ====================   ======================

Net loss per share--basic and diluted                        $   (0.33)                    --
                                                       ====================   ======================
Weighted average shares--basic and diluted                       6,133                     --
                                                       ====================   ======================





                         See accompanying notes to financial statements.


                                                   CORVIGO INC.
                                       STATEMENTS OF STOCKHOLDERS' EQUITY
          Year Ended December 31, 2003 and the Period from Inception (September 4, 2002) to December 31, 2002
                                        (in thousands, except share data)



                                              Shares                Amount       Additional                            Total
                                      ------------------------------------------  Paid-in  Subscription  Accumulated Stockholders'
                                      Preferred      Common    Preferred  Common  Capital   Receivable     Deficit     Equity
                                      -----------------------------------------------------------------------------------------
  Net loss                                 --             --       --       --         --        --       $   (47)    $  (47)
  Issuance of restricted common stock      --      9,600,000       --        1         --        (1)           --         --
                                      -----------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 2002                --      9,600,000       --     $  1         --     $  (1)      $   (47)    $  (47)

  Net loss                                 --             --       --       --         --        --        (2,004)     (2,004)

  Issuance of common stock                 --        458,000       --       --          5        --          --             5

  Issuance of common stock upon
  exercise of stock options                --        629,500       --       --          2        --          --             2

  Issuance of common stock upon
  exercise of warrants                     --         10,000       --       --          1        --          --             1

  Issuance of Series A preferred
  stock for cash , net of issuance
  costs of $290                       10,902,770       --          11    --         5,144        --          --         5,155
                                      -----------------------------------------------------------------------------------------

BALANCES, DECEMBER 31, 2003           10,902,770  10,697,500    $  11     $  1    $ 5,152     $ (1)      $ (2,051)    $ 3,112
                                      =========================================================================================






                                 See accompanying notes to financial statements.


                                                        CORVIGO INC.
                                                  STATEMENTS OF CASH FLOWS
                                                       (in thousands)




                                                                                                       Period from Inception
                                                                                      Year ended       (September 4, 2002) to
                                                                                   December 31,2003      December 31, 2002
                                                                                   ----------------    --------------------
Cash flows from operating activities:
   Net loss......................................................................        $  (2,004)           $    (47)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization..............................................               16                  --
   Changes in operating assets and liabilities:
      Accounts receivable........................................................             (108)                (13)
      Inventory..................................................................             (218)                 (8)
      Other current assets and other assets......................................             (315)                 (3)
      Accounts payable and accrued liabilities...................................              369                  51
      Deferred revenue...........................................................            1,031                  45
                                                                                   ----------------    --------------------
         Net cash provided by (used in) operating activities.....................           (1,229)                 25
                                                                                   ----------------    --------------------
Cash flows from investing activities:
   Purchases of property and equipment...........................................             (198)                 --
                                                                                   ----------------    --------------------
         Net cash used in investing activities...................................             (198)                 --
                                                                                   ----------------    --------------------
Cash flows from financing activities:
   Proceeds from issuance of common stock........................................                8                  --
   Proceeds from issuance of preferred stock.....................................            5,155                  --
                                                                                   ----------------    --------------------
         Net cash provided by financing activities...............................            5,163                  --
                                                                                   ----------------    --------------------
Net increase in cash and cash equivalents........................................            3,736                  25
                                                                                   ----------------    --------------------
Cash and cash equivalents, beginning of year.....................................               25                  --
                                                                                   ----------------    --------------------
Cash and cash equivalents, end of year...........................................         $  3,761            $     25
                                                                                   ================    ====================
Supplemental disclosures of cash flow information:
   Cash paid during the year for taxes...........................................         $      1            $     --
                                                                                   ================    ====================

Non cash
   Common stock issued for subscription receivable                                        $     --            $      1
                                                                                   ================    ====================





                See accompanying notes to financial statements.

                                  CORVIGO INC.

                         NOTES TO FINANCIAL STATEMENTS

           Year Ended December 31, 2003 and the Period from Inception
                   (September 4, 2002) to December 31, 2002

(1)   Organization

      Corvigo Inc. ("Corvigo or the Company") started operations in September 2002 and is the creator of Intent-Based Filtering(TM) (IBF(TM)) technology for unwanted e-mail. Corvigo's solutions are used by companies to reduce or divert spam and bulk email communications helping customers significantly reduce their cost of doing business. As described in Note (16), in March of 2004, Corvigo was acquired by Tumbleweed Communications Corp.

(2)   Summary of Significant Accounting Policies


Cash and Cash Equivalents

      Corvigo considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk

      Financial instruments, which potentially subject Corvigo to concentrations of credit risk, consist primarily of cash equivalents and accounts receivable. Corvigo's cash equivalents generally consist of money market mutual funds and certificates of deposit with qualified financial institutions. To reduce credit risk with accounts receivable, Corvigo performs periodic evaluations of its customers' financial conditions and, when necessary, records an allowance for credit losses. At December 31, 2003, a total of five customers, each individually comprising 10% of more of accounts receivable, comprised 79% of the accounts receivable balance. One customer comprised 94% of Corvigo's accounts receivable balance at December 31, 2002. These balances were collected in full in the first quarter of 2003 and 2002, respectively.

      For 2003, no single customer comprised 10% or more of Corvigo's revenue. For 2002, a total of five customers, each individually comprising 10% or more of revenue, comprised a total of 92% of Corvigo's revenue.

 Inventory

      Inventories are valued at cost and all inventories are purchased as finished goods. Corvigo's inventory is maintained at its facility in Palo Alto, California or delivered to prospective customers under an evaluation basis. Upon completion of the customer evaluation the evaluation units are either purchased by the customer or returned to Corvigo for future customer evaluations or sale.

Property and Equipment

      Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the asset, generally 1 to 2 years for computers, software, furniture, and equipment; and the shorter of the estimated useful life of the asset or the remaining lease term for leasehold improvements. Corvigo recorded depreciation expense of $16,000 for 2003. There was no depreciation expense in 2002.

      Maintenance and repairs are recorded as expenses as incurred. Renewals and betterments that materially extend the lives of assets are capitalized and depreciated. Upon disposal, the assets' cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is recorded in our consolidated statement of operations.

Capitalized Software

      Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, costs capitalizable for our software development have not been material.

Letters of Credit

      As of December 31, 2003, Corvigo had a certificate of deposit in the amount of $225,000, presented on its balance sheet as other assets. The certificate of deposit relates to a letter of credit held by the lessor of Corvigo's Palo Alto, California office lease.

Revenue Recognition

      Corvigo derives its revenue from two sources: (i) product sales, which includes license fees and subscription based license fees, and (ii) services, which includes support and maintenance fees. The combined revenue from these two sources is recognized ratably over the support and maintenance term of the contract as vendor specific objective evidence of fair value for products or services had not been established by December 31, 2003. As described below, significant management judgments and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of revenue for any period if management made different judgments or utilized different estimates.

      Corvigo recognizes revenue in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition ("SOP 97-2"), as amended by SOP 98-9, Modification of SOP 97-2, "Software Revenue Recognition" With Respect to Certain Transactions, and generally recognizes revenue when all of the following criteria are met as set forth in paragraph 8 of SOP 97-2: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectibility is probable.

      Corvigo's recognition of revenue is based on its assessment of the probability of collecting the accounts receivable balance on a customer-by-customer basis. As a result, the timing or amount of revenue recognition may have been different if different assessments of the probability of collection had been made at the time the transactions were recorded. Corvigo assesses collectibility based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. Corvigo does not request collateral from its customers. If Corvigo determines that collection of a fee is not probable, it defers the fee and begins to recognize revenue upon receipt of cash.

      Corvigo considers payment terms where fees are due within ninety days of delivery to be normal. Payment terms beyond ninety days are considered extended and not fixed or determinable. For contracts with extended payment terms revenues are recognized when fees become due.

      Corvigo software is delivered on an appliance and is fully functional upon delivery and does not require significant modification or alteration. The software technology which is licensed with the appliance is more than incidental to the functionality of the product.

Adverstising

         Corvigo expenses advertising costs as incurred. There were no advertising expenses during the years ended December 31, 2003 and 2002.

Income Taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets to an amount whose realization is more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-Based Compensation

      Corvigo accounts for its stock-based compensation arrangements for employees using the intrinsic-value method pursuant to Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees. As such, compensation expense is recorded for fixed plan stock options on the date of grant when the fair value of the underlying common stock exceeds the exercise price for stock options or the purchase price for issuance or sales of common stock. Expense associated with stock-based compensation is being amortized on an accelerated basis over the vesting period of the individual award consistent with the method described in the Financial Accounting Standards Board (FASB) Interpretation 28. Corvigo recorded no deferred stock compensation expense related to employee stock option grants during 2003 as all stock option grants were issued with an exercise price equal to the fair value of the common stock underlying the options granted at that time. There were no stock option grants in 2002. Corvigo recognized zero stock-based compensation expense in 2003 and 2002, respectively.

      Had stock-based compensation expense for its stock-based compensation plan been determined consistent with the fair value approach set forth in Statement of Financial Accounting Standards (SFAS) 123, Corvigo net losses for 2003 and 2002, would have been as follows:


                                                                                         Period from
                                                                                     Inception (September
                                                                    Year ended          4, 2002) to
                                                                December 31, 2003      December 31, 2002
                                                                -----------------      -----------------
Net loss as reported                                              $     (2,004)             $   (47)
Less: Total stock-based compensation expense determined                                          --
   under fair value based method for all awards                             (1)
      Pro forma net loss                                          $     (2,005)             $   (47)
Basic and diluted net loss per share as reported                  $      (0.33)             $    --
Basic and diluted net loss per share pro forma                    $      (0.33)             $    --



The assumptions used to value the option grants are stated as follows:


                                                                                    Period from
                                                                                Inception (September
                                                               Year ended          4, 2002) to
                                                            December 31,2003     December 31, 2002
                                                            ----------------     -----------------
      Expected life                                             4.0 years                  --
      Volatility                                                       0%                  --
      Risk-free interest rate                                       2.54%                  --
      Dividend yield                                                   0%                  --



 Net Loss Per Share

      Basic and diluted net loss per common share are presented in conformity with SFAS 128, Earnings Per Share, for all periods presented. In accordance with SFAS 128, basic net loss per common share has been computed using the weighted average number of shares of common stock outstanding during the period, less shares subject to repurchase.

      The following table presents the calculation of basic and diluted net loss per share (in thousands, except per share amounts):

                                                                                                     Period from
                                                                                             Inception
                                                                                            (September 4,
                                                                          Year ended          2002) to
                                                                       December 31,2003   December 31, 2002
                                                                       ----------------   -----------------
  Net loss...........................................................      $ (2,004)         $     (47)

  Basic and diluted:
        Weighted average shares of common stock outstanding..........        14,309               9,600

        Shares of restricted stock subject to repurchase.............        (8,176)             (9,600)
                                                                       ----------------   -----------------
        Weighted average shares used in computing basic and
        diluted net loss per common .................................         6,133                 --
                                                                       ----------------   -----------------
  Net loss per share--basic and diluted..............................      $  (0.33)         $      --
                                                                       ================   =================

      Corvigo excludes potentially dilutive securities from its diluted net loss per share computation when their effect would be antidilutive to net loss per share amounts. The following potential common shares were excluded from the net loss per share computation (in thousands):


                                                                                                  Period from Inception
                                                                                   Year ended      September 4, 2002) to
                                                                                December 31,2003   (December 31, 2002
                                                                                ----------------   ------------------
    Options excluded for which the exercise price was less than the average             248                  --
       fair market value of common stock during the period but were excluded as inclusion would be antidilutive..........................
    Common shares excluded as the common stock is subject to repurchase               8,176               9,600
       at the original purchase price.......................................
                                                                                ----------------   -------------------
          Total potential common shares excluded from diluted net loss
             per share......................................................          8,424               9,600
                                                                                ================   ===================


Fair Value of Financial Instruments

      The fair value of Corvigo's cash and cash equivalents, accounts receivable and accounts payable approximate their carrying values due to the short maturity or variable-rate structure of those instruments.

Deferred Revenue and Accounts Receivable

      Corvigo records as deferred revenue any cash received or billed amounts due from customers in excess of revenues recognized. Accounts receivable includes amounts due from customers for which revenue has been recognized or amounts are legally due. Corvigo evaluates the collectibility of its accounts receivable based on a combination of factors including past transaction history with the customer and the creditworthiness of the customer. There were no write-off's of accounts receivable during 2003 and 2002.

Use of Estimates

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Specifically, there are significant judgments related to the valuation of long-term assets and revenue recognition. Actual results could differ from those estimates.

Recent Accounting Pronouncements

      In June 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, or normal use of the asset. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Corvigo adopted the provisions of SFAS 143 as of January 1, 2003. The adoption of SFAS 143 did not have a material impact on Corvigo's financial position or results of operations.

      In November 2002, the Emerging Issues Task Force (EITF) reached a consensus on Issue 00-21 (EITF 00-21), Revenue Arrangements with Multiple Deliverables. EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue-generating activities. Corvigo is required to adopt the provisions of EITF 00-21 as of January 1, 2004. Corvigo does not expect the adoption of EITF 00-21 to have a material impact on its financial position or results of operations.


(3)   Financial Statement Components

      A summary of cash and cash equivalents as of December 31, 2003 and 2002 follows (in thousands):

                                                              2003     2002
                                                            -------   -------
          Cash...........................................     $194       $14
          Money market ..................................    1,561        11
          Certificates of deposit........................    2,006        --
                                                            -------   -------
                Cash and cash equivalents................   $3,761      $ 25
                                                            =======   =======


      A summary of inventory as of December 31, 2003 and 2002 follows (in thousands):

                                                              2003      2002
                                                            -------   -------
          Inventory in house..............................   $ 171      $  8
          Customer evaluation ............................      55        --
                                                            -------   -------
                Inventory.................................   $ 226      $  8
                                                            =======   =======

      A summary of property and equipment as of December 31, 2003 and 2002 follows (in thousands):

                                                              2003      2002
                                                            -------   -------
          Computers and equipment........................    $ 114        --
          Office furniture...............................       53        --
          Leasehold improvements.........................       32        --
                                                            -------   -------
                                                               199        --
          Less accumulated depreciation..................      (17)       --
                                                            -------   -------
                                                             $ 182        --
                                                            =======   =======

      A summary of accrued liabilities as of December 31, 2003 and 2002 follows (in thousands):

                                                              2003      2002
                                                            -------   -------
          Accrued compensation and related...............    $ 50     $  --
          Accrued other..................................     119         4
                                                            -------   -------
                                                            $ 169     $  4
                                                            =======   =======

      Other income, net consisted entirely of interest income on cash and cash equivalents held in various interest bearing checking accounts, money market accounts and certificate of deposits.

(4)    Income Taxes

 Deferred tax assets (liabilities) consist of the following :

                                                              2003      2002
                                                            -------   -------

Depreciation and amortization                               $    (6)  $   (1)

Net operating loss carryforwards                                447       --

Credit carryforwards                                             13       --

Reserve and other                                               353       15
                                                            -------   -------
Total deferred tax assets                                       807       14

Less: valuation allowance                                      (807)     (14)
                                                            -------   -------
      Net deferred tax assets (liabilities)                 $    --   $   --
                                                            =======   =======


         For financial reporting purposes, the Company has incurred a loss in each year since inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2003.

         At December 31,2003 the Company had approximately $1,157,000 of federal and $1,155,000 of state net operating loss carryforwards available to reduce future taxable income which will begin to expire in 2123 for federal and 2010 for state tax purposes, respectively. Under the Tax Reform Act of 1986, the amounts of benefits from net operating loss carryforwards may be impaired or limited as the Company has incurred a cumulative ownership change of more than 50%, as defined, over a three year period.

(5)   Stockholders' Equity

 Preferred Stock

      Under Corvigo's certificate of incorporation, Corvigo is authorized to issue 12,000,000 shares of Series A preferred stock. There were no preferred shares issued or outstanding at December 31, 2002. The holders of Series A preferred stock have various rights and preferences as follows:

Dividends

      The holders of Series A preferred stock, in preference to the holders of any other capital stock of the Company, are entitled to receive if, when and as declared by the Board of Directors, dividends at the rate of 8% of the original Series A price per annum (as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits or similar events). No dividend may be declared or paid on any shares of common stock unless at the same time an equivalent dividend is declared and paid simultaneously on the Series A preferred stock on an as-converted basis. No dividends have been declared or paid through December 31, 2003.

Conversion

      Each share of Series A preferred stock shall be convertible without the payment of any additional compensation by the holder and at the option of the holder at any time after the date of issuance in to shares of common stock based on the then effective conversion price. The initial conversion rate per share of Series A convertible preferred stock is 1:1. The conversion rate is subject to adjustment under certain specified terms and conditions.

      Shares of the convertible preferred stock will automatically convert into shares of common stock, based on the then effective conversion price, at any time upon the written consent or agreement of the then majority holders of the outstanding shares of Series A, or immediately upon the closing of a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company with aggregate gross proceeds of not less than $25,000,000 (before underwriting discounts, commissions and fees) and proceeds to the Company of not less than $2.00 per share.

Liquidation Preference

      In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A preferred stock shall be entitled to receive, out of the assets legally available for distribution and prior and in preference to any distribution of the assets of the Company to the holders of common stock by reason of there ownership thereof, an amount per share equal to the sum of $0.49758 per each share of Series A convertible preferred stock (as adjusted for and recapitalization event including stock splits, stock dividends, and reclassifications and the like), plus any declared but unpaid dividends with respect to such shares. After payment of the full liquidation preference of the preferred shareholders, the holders of common stock and Series A preferred stock are entitle to receive all remaining assets of the company legally available for distribution to the stockholders ratably in proportion to the share of common stock then held by them and the shares of common stock which they have the right to acquire upon conversion of the shares of preferred stock held by them. If upon the liquidation event, the assets of the Company are insufficient to permit the payment to the holders of Series A preferred stock of their full preferential amount, then the entire assets of the Company legally available for distribution to stockholders of the Company will be distributed among the holders of Series A preferred stock ratably in proportion to the full preferential amount which they would be entitled to receive.

Voting

      A holder of a share of Series A preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of Series A preferred stock could be converted on the record date for the vote or written consent of stockholders and, has voting rights and powers equal to the voting rights and powers of the common stockholders. The holder of a share of Series A preferred stock shall vote with holders of the stock into which each share of Series A preferred stock may be converted.

      The holders of shares of Series A preferred stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors. For so long shares of Series A preferred stock remain outstanding, the members of the holders of common stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors.

Protective Provisions

      The consent of a least a majority of the outstanding shares of Series
A preferred stock, voting together as a single class, will be required to change the rights of the Series A preferred stock; increase the aggregate number of authorized shares of Series A preferred stock; authorize a new series of stock or other Convertible Security having any rights, preferences or privileges senior to or on a parity with the Series A preferred stock; amend or repeal any provision, or add any provision to, the Certificate of Incorporation or the Bylaws; effect a reclassification, recapitalization or similar event, by merger, consolidation, reorganization or otherwise, with respect to any outstanding shares of the Company's capital stock; declare or pay any dividend or distribution; or redeem, purchase or otherwise acquire for value any shares of common stock of the Corporation, except for those shares repurchased from officers, directors, consultants or employees under plans or arrangements approved by the Board of Directors requiring such persons to sell such shares to the Company upon termination of their relationship with the Company at the original purchase price thereof.

Common Stock

      The Company's Articles of Incorporation authorize the Company to issue 27,000,000 shares of $0.0001 par value common stock. A portion of the shares sold are subject to a right of repurchase by the Company and vest over a four year period from the date of purchase. At December 31, 2003, the Company had 5,845,333 shares of common stock subject to repurchase. All shares were subject to repurchase at December 31, 2002. The Company has reserved 16,010,000 shares of common stock for conversion of the convertible preferred stock and exercise of stock options.

Common Stock Warrants

      On July 1, 2003, the Company issued fully vested warrants for 10,000 shares of common stock at $0.10 per share as consideration to two parties who provided professional services for the Company. The fair market value of these warrants was determined to be immaterial and not recorded. As of December 31, 2003, all warrants were exercised and there were no warrants outstanding.

Stock Option Plan

      The Company's 2002 Stock Plan (the "Plan") covers certain directors, employees, advisors and consultants. The Plan provides the granting of options to purchase shares of the Company's common stock. Under the Plan, two types of options may be granted: Incentive Stock Options ("ISOs") and Non-Qualified Stock Options ("NQSOs"). The ISOs may be granted at a price per share not less than the fair market value at the date of grant. The NQSOs may be granted a a price per share not less than 85% of the fair market value of the Company's common stock at the date of grant. Options granted under the Plan generally vest 25% one year from the vest start date and ratably over the subsequent 36 months and expire 10 years from the date of grant.

The table below summarizes the Company's stock option activity under the Plan:


                                        Options      Average       Weighted
                                       Available      Number     Exercise Price
                                        for Grant   Outstanding    per Share
                                     ------------ -------------- -------------
     Initial shares authorized         4,000,000            -            -
                                     ------------ -------------- -------------
     Balance at December 31, 2002      4,000,000            -            -
     Granted                          (2,347,000)   2,347,000       $ 0.03
     Exercised                                 -     (629,500)      $ 0.01
     Canceled                            272,500     (272,500)      $ 0.04
                                     ------------ -------------- -------------
     Balance at December 31, 2003      1,925,500    1,445,000       $ 0.03
                                     ------------ -------------- -------------



The following table summarizes information concerning outstanding and exercisable options at December 31, 2003:

                                     Options Outstanding                        Options Exercisable
                       -----------------------------------------------    -------------------------------
                                         Weighted                                            Weighted
                                          Average         Weighted                           Average
                                         Remaining         Average                           Exercise
                           Number       Contractual    Exercise Price         Number          Price
    Exercise price       Outstanding        Life           per Share        Exerciseable     per Share
   -------------------------------------------------------------------    -------------------------------
    $    0.01                690,000       9.40         $     0.01             159,583         0.01
    $    0.05                755,000       9.94               0.05                   -            -
                       -----------------------------------------------    -------------------------------
                           1,445,000       9.68         $     0.03             103,333       $ 0.01
                       -----------------------------------------------    -------------------------------


There were no options outstanding or exercisable at December 31, 2002. The weighted average fair value of options granted during the year ended December 31, 2003 was $0.003.


(6)   Options issued to Non-Employees

      The Company accounts for options under the Plan issued to non-employees under EITF 96-18 and SFAS 123, which includes recording the options at fair value. During the year ended December 31, 2003, the Company issued 605,000 options to purchase shares of common stock to several advisors. The fair market value of these options was determined to be immaterial and not recorded.

 (7)  Employee Benefit Plan

      During 2003, Corvigo implemented a 401(k) plan that allows eligible employees to contribute a percentage of their compensation, limited to $12,000 ($14,000 for employees over age 50). For the year ended December 31, 2003, Corvigo did not contribute any amount to the 401(k) plan.


(8)   Commitments and Contingencies

Lease Commitments

      Corvigo leases its facilities under a non-cancelable operating lease agreement. The facilities leases expire at various dates through 2007. In October 2003, Corvigo entered into an operating lease covering approximately 11,600 square feet of office space in Palo Alto, California that is scheduled to expire in January 2007. The monthly rent increases annually over the term of the lease. Currently, monthly lease payments amount to approximately $21,500. In addition, Corvigo has an additional operating lease for approximately 2,000 square feet of office space in Mountain View, California which expires in June 2004 with current monthly rent payments of $2,600.

      Future minimum lease payments for operating leases as of December 31, 2003, are as follows (in thousands):

                                                                  Operating
           Year Ending December 31,                                Leases
           ------------------------                               ----------
           2004.................................................     $ 260
           2005.................................................       284
           2006.................................................       312
           2007.................................................        26
           Thereafter...........................................         -
                                                                  ----------
                 Future minimum lease payments..................     $ 882
                                                                  ==========


      Total rent expense under operating leases for the years ended December 31, 2003 and 2002, was $50,000 and $400, respectively.

(15)  Segment Information

      As defined by SFAS 131, Disclosure About Segments of an Enterprise and Related Information, Corvigo's chief operating decision-makers are its Chief Executive Officer and its Chief Operating Officer. These officers review financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The consolidated financial information reviewed is the information presented in the accompanying condensed consolidated statement of operations. Corvigo operates in a single reporting segment in a single geographic location. All of Corvigo's long-lived assets are located in the United States.

(16)  Subsequent Event

      On March 18, 2004, Corvigo was acquired by Tumbleweed Communications Corp. ("Tumbleweed") in a stock and cash transaction. Corvigo shareholders received 4,732,284 shares of Tumbleweed's common stock and $6,000,000 in cash. Corvigo stock option holders also received 386,000 options to purchase Tumbleweed's common stock.